 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): October 9, 2015 (October 5, 2015)

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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:    (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 5, 2015, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market, LLC (“Nasdaq”), notifying the Company that it had recently failed to comply with Nasdaq’s shareholder approval requirement in Nasdaq Listing Rule 5635(b).

As described below, the Company has rectified this item and is now in compliance with Nasdaq Listing Rule 5635(b). Accordingly, this matter is now closed.

Nasdaq Listing Rule 5635(b) provides that “shareholder approval is required prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the Company of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or Substantial Shareholders of the Company equals 20% or more of common stock…”

As previously disclosed, on July 22, 2015, the Company entered into an agreement with an investor whereby certain outstanding common stock warrants were exchanged for a right to receive up to 8.3 million common shares (the “Right”) for no additional consideration. The number of shares issuable under the Right represented approximately 18.6% of the Company’s then outstanding shares. Accordingly, shareholder approval of this transaction was not required under Nasdaq Listing Rule 5635(b).

Subsequently and also as previously disclosed, on September 4, 2015, the Company issued a total of $1.5 million of subordinated convertible notes. The 13.5 million shares issuable in connection with these notes represented approximately 18.9% of the Company’s then outstanding shares. Accordingly, shareholder approval of this transaction would not be required under Nasdaq Listing Rule 5635(b) if the September transaction was viewed as a separate transaction from the July transaction.

Nasdaq, however, determined that the July and September transactions should be aggregated together and considered as one transaction for purposes of the Nasdaq listing rules. When so aggregated together, the shares potentially issuable in the July and September transactions exceeds the amount that can be issued without shareholder approval under Nasdaq Listing Rule 5635(b).

In response, the Company has amended the terms of the September 4, 2015 notes to include an aggregated 19.99% share issuance cap unless shareholder approval in accordance with applicable Nasdaq listing rules is obtained. The additional $500,000 of subordinated convertible notes issued on September 28, 2015 also contain this share issuance cap.

The Company intends to seek shareholder approval of all shares potentially issuable under the $2.0 million of subordinated convertible notes during the fourth quarter of 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

October 9, 2015	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer